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                                                                    EXHIBIT 10.1



                                AMENDMENT 2001-1

                              BECKMAN COULTER, INC.
                            SUPPLEMENTAL PENSION PLAN


      WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation, maintains the Beckman Coulter, Inc. Supplemental Pension Plan (the "Plan"); and

      WHEREAS, the Company now desires to amend the Plan to coordinate the benefits provided hereunder with increased benefits provided to a group of Participants under the Beckman Coulter, Inc. Pension Plan (the "Pension Plan"); and

      WHEREAS, the Company has the right to amend the Plan;

      NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2001:

      Section 3 is amended by adding the following to the end of the Section:

            "In the case of any employee identified under Section III of Appendix IV of the Pension Plan, the supplement provided by the Company under this Plan shall be calculated as follows. For each such employee, the supplement that would have been provided under this Plan if the benefit increases under Appendix IV of the Pension Plan had not been adopted shall be calculated (such amount shall be referred to as the "Gross Supplement"). The supplement to be provided by the Company under this Plan shall be the Gross Supplement reduced by the increase to such employee's Pension Plan benefit provided under Appendix IV of the Pension Plan. The increase provided under Appendix IV of the Pension Plan shall be the increase provided after taking into account any applicable limitation on such increase under Section 4.15 of the Pension Plan."



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      IN WITNESS WHEREOF, this Amendment 2001-1 is hereby adopted this 29th day of June, 2001.

                                      BECKMAN COULTER, INC.



                                      By /s/ Fidencio M. Mares
                                        ------------------------------------
                                             Fidencio M. Mares

                                      Its Vice President -- Human Resources
                                         -----------------------------------



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